As filed with the Securities and Exchange Commission on February 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address of principal executive offices, including zip code)

T-MOBILE US, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David A. Miller

Executive Vice President, General Counsel and Secretary

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Susan J. Daley

Eric A. DeJong

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.00001 par value per share	10,000,000	$31.29	$312,900,000	$36,359

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the employee benefit plan described herein as a result of any future stock splits, stock dividends or similar adjustments of the registrant’s outstanding common stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act. The proposed maximum offering price per share is estimated to be $31.29, based on the average of the high sales price ($31.48) and the low sales price ($31.10) for the registrant’s common stock as reported by the New York Stock Exchange on February 11, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by T-Mobile US, Inc. (the “Registrant,” the “Company,” “we,” “us” or “our”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on February 19, 2015;

(b) the Registrant’s Current Report on Form 8-K filed with the Commission on February 18, 2015;

(c) the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A/A filed with the Commission on May 2, 2013 including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in some cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

Our certificate of incorporation provides that no director is liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. The organizational documents of our subsidiaries generally provide for indemnification of directors, managers and officers, as applicable, to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	T-Mobile US, Inc. 2014 Employee Stock Purchase Plan.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on February 19, 2015.

T-MOBILE US, INC.

By: Name: Title:	/s/ John J. Legere John J. Legere President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Braxton Carter and David A. Miller, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 19, 2015.

Signature	Title

/s/ John J. Legere John J. Legere	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Timotheus Höttges Timotheus Höttges	Director and Chairman of the Board of Directors

/s/ W. Michael Barnes W. Michael Barnes	Director

/s/ Thomas Dannenfeldt Thomas Dannenfeldt	Director

/s/ Srikant M. Datar Srikant M. Datar	Director

/s/ Lawrence H. Guffey Lawrence H. Guffey	Director

/s/ Bruno Jacobfeuerborn Bruno Jacobfeuerborn	Director

/s/ Raphael Kübler Raphael Kübler	Director

Signature	Title
/s/ Thorsten Langheim Thorsten Langheim	Director

/s/ Teresa A. Taylor Teresa A. Taylor	Director

/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	T-Mobile US, Inc. 2014 Employee Stock Purchase Plan.